Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2014, relating to the consolidated financial statements and financial statement schedule of Sempra Energy and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in or incorporated by reference in the Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 2013.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 27, 2014, relating to the financial statements and supplemental schedules appearing in the Annual Report on Form 11-K of Sempra Energy Savings Plan, San Diego Gas & Electric Company Savings Plan and Southern California Gas Company Retirement Savings Plan for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

December 9, 2014